EXHIBIT 99.1

GEE Group Announces Strong Results for the Fiscal 2022 Third Quarter and YTD

Fourth Consecutive Quarter of Solid Revenue Growth, Gross Profits and Gross Margins, Earnings and Free Cash Flow

Jacksonville, FL, August 15, 2022/ Accesswire – GEE Group Inc. (NYSE American: JOB) (together with its subsidiaries, collectively referred to as the “Company” or “GEE Group”), a provider of professional staffing services and human resource solutions, today announced results for the fiscal third quarter and nine months ended June 30, 2022. All amounts presented herein are rounded and represent approximations, accordingly.

Fiscal 2022 Third Quarter and YTD Highlights

•	Revenues for the three and nine-month periods ended June 30, 2022, were $41.1 million and $123.6 million, up 8% and 15%, respectively, over the comparable fiscal 2021 periods.

•	Gross profits and gross margins were $16.5 million, or 40.1%, and $46.6 million, or 37.7%, for the three and nine-month periods ended June 30, 2022, respectively. These are up substantially, as compared to $13.8 million or 36.3% and $37.3 million or 34.7%, respectively, recorded for the same fiscal 2021 periods.

•	Net income for the three and nine-month periods ended June 30, 2022, was $2.6 million, or $0.02 per diluted share, and $20.4 million, or $0.18 per diluted share, respectively, up substantially from net losses reported for the comparable fiscal 2021 periods.

•	Adjusted net income (a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2022, was $3.1 million, or $0.03 per diluted share, and $8.1 million, or $0.07 per diluted share, respectively, excluding the effects of non-recurring, non-cash and/or other gain and loss items.

•	Adjusted EBITDA (a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2022, was $4.1 million and $11.5 million, up 34% and 32%, respectively, over the comparable fiscal 2021 periods.

•	Free cash flow for the three and nine-month periods ended June 30, 2022 was $3.4 million and $7.6 million, respectively, up significantly compared with the comparable fiscal 2021 periods. As of June 30, 2022, cash balance of $17.5 million, borrowing availability on bank ABL of $14.3 million, net working capital of $26.5 million, current ratio of 3, shareholders’ equity of $101.6 million and zero long term debt.

•	Net book value per share and net tangible book value per share of $0.89 and $0.25, respectively, as of June 30, 2022.

Investor Conference Call/Webcast Information

The Company will host a webcast investor conference call on Tuesday, August 16, 2022 at 11 a.m. EDT to review and discuss the 2022 fiscal third quarter and year to date results. Participants should pre-register in advance for the event to view and/or listen via the internet by clicking on the link below to join the conference call/webcast from your laptop, tablet or mobile device. Audio will stream through your selected device, so be sure to have headphones or your volume turned up. The Company’s prepared remarks and updated investor presentation will be posted on its website www.geegroup.com prior to the conference call/webcast. Questions can be submitted via email after the prepared remarks are delivered with management responding real time. A full replay of the investor conference call/webcast will be available at the same link shortly after the conclusion of the live event.

The Audience Event Link for the Conference Call/Webcast is:

Link: : https://event.webcasts.com/starthere.jsp?ei=1564964&tp_key=ac9e05f42b

A confirmatory email will be sent to each registrant to acknowledge a successful registration.

Discussion of 2022 Fiscal Third Quarter and YTD Results

Revenues for the three and nine-month periods ended June 30, 2022, were $41.1 million, and $123.6 million, up 8% and 15%, respectively, over the comparable 2021 periods. Contract staffing services contributed $33.1 million and $103.5 million, or 80% and 84% of revenue, respectively. Direct placement services contributed $8.0 million and $20.1 million, or 20% and 16% of revenue, respectively, for the three and nine-month periods ended June 30, 2022. The increases in contract staffing services revenues of $0.6 million and $8.6 million, or 2% and 9%, for the three and nine-months ended June 30, 2022, respectively, were primarily attributable to increased demand in our professional contract services markets as the negative effects of COVID-19 lessened and the U.S. economy and workforce continued on recovery paths toward pre-COVID-19 conditions.

Industrial staffing services revenues were $4.1 million and $11.9 million for the three and nine-month periods ended June 30, 2022, respectively, compared with $3.8 million and $12.9 million for the three and nine-month periods ended June 30, 2021. The decline of $1.0 million, or 8%, for the nine-months ended June 30, 2022 was mainly attributable to reoccurrences of adverse conditions associated with COVID-19 variants, which caused disruptions in the industrial markets we serve and resulting in a decrease in demand for our industrial staffing services. However, our industrial staffing services segment was able to increase its revenues 9% in the June 30, 2022 fiscal quarter compared to the June 2021 fiscal quarter.

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Direct hire placement revenues for the three and nine-months ended June 30, 2022, were $8.0 million and $20.1 million, up 45% and 60%, respectively, as compared with $5.5 million and $12.6 million, for the three and nine-months ended June 30, 2021. The large increases in direct hire revenues were driven by several factors including continued volatility in the labor markets which created a stronger demand environment due to shortages in the workforce of highly skilled personnel. This drives businesses to fill many open positions with permanent employees, rather than contract employees. Also, the larger proportion of fully remote workers in the workforce today is causing many employers to favor permanent hires over contractors so that they may maintain direct access and control for purposes of security over their networks and other assets. GEE Group has been successful in meeting the increased demand for permanent placements and growing direct hire revenues across its information technology, finance and accounting and office support verticals utilizing existing highly skilled personnel and through aggressive hiring of experienced talent from within the recruitment industry.

Revenues from the combined professional contract staffing and direct hire placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare, and finance, accounting and office specialties, were $37.0 million and $111.6 million, and represented 90% of total revenue for both the three and nine-month periods ended June 30, 2022. This compares to $34.2 million and $94.5 million, which represented 90% and 88% of total revenues, respectively, for the three and nine-month periods ended June 30, 2021.

Overall gross margins (including direct hire placement services) for the three and nine-month periods ended June 30, 2022, were 40.1% and 37.7%, respectively, compared with 36.3% and 34.7% for the three and nine-month periods ended June 30, 2021, respectively. Combined professional and industrial contract services gross margins (excluding direct hire placement services) were 25.6% for both the three and nine-month periods ended June 30, 2022, respectively, as compared to 25.5% and 26.1% for the three and nine-month periods ended June 30, 2021, respectively. The overall improvement in the Company’s combined gross profit margin is largely due to the increases in and a resulting higher mix of direct hire revenues.

Professional contract staffing services gross margins (excluding direct placement services) for the three and nine-month periods ended June 30, 2022, were both 26.9%, compared with 26.8% and 26.2% for the three and nine-month periods ended June 30, 2021. The improvements in professional contract staffing services gross margins were primarily due to price increases associated with wage increases necessary to attract or retain contract services employees and the resulting increased spreads and margins. The Company’s gross margins also were impacted by shifts in the amounts and mix of business towards higher end markets in terms of billing rates and margins.

Industrial contract staffing services gross margins for the three and nine-month periods ended June 30, 2022, were 16.6% and 15.5%, respectively, compared with 15.4% and 25.2% for the three and nine-month periods ended June 30, 2021. The industrial contract staffing services gross margins for the nine-month period ended June 30, 2021, were materially impacted by charges or credits associated with changes in the estimated amounts of return premiums the Company is eligible to receive under the Ohio Bureau of Workers’ Compensation retrospectively rated insurance program. The industrial services gross margins normalized for the effects of these items were 15.5% and 14.8% for the three and nine-month periods ended June 30, 2022, respectively, and both 14.9% for the three and nine-month periods ended June 30, 2021. The recent overall improvement in our industrial gross margins are the result of an increase in the mix of business with higher spreads and prices.

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Selling, general and administrative expenses (SG&A) for the three and nine-month periods ended June 30, 2022, increased $1.7 million and $7.7 million, respectively. SG&A expenses were 31.3% and 30.3% of revenues for the three and nine-month periods ended June 30, 2022, respectively, compared with 29.2% and 27.7% for the three and nine-month periods ended June 30, 2021. In addition to overall growth of the business, resulting in additional incentive compensation and bonuses, the increases in SG&A expenses and ratios, were affected by $0.8 million in charges associated with two former positions that were eliminated ($0.3 million during the three-month period ended June 30, 2022, and $0.5 million during an earlier quarter in fiscal 2022). In addition, an increase in bad debt expense associated with one of the Company’s industrial staffing services customers ($0.4 million) and the settlement of a legal matter ($1.0 million) added to our SG&A in earlier quarters of fiscal 2022.

Income from operations for both the three and nine-month periods ended June 30, 2022, was $2.8 million and $4.0 million, respectively. Income from operations for the three and nine-month periods ended June 30, 2021, was $1.6 million and $4.2 million, respectively. In addition to the items discussed above under SG&A expenses, income from operations for the nine-months ended June 30, 2022, included a non-cash goodwill impairment charge of $2.2 million incurred in the first fiscal 2022 quarter ended December 31, 2021.

Net income for the three and nine-month periods ended June 30, 2022, was $2.6 million, or $0.02 per diluted share, and $20.4 million, or $0.18 per diluted share, as compared with net losses of $(0.9) million, or $(0.01) per diluted share, and $(3.0) million, or $(0.07) per diluted share for the three and nine-month periods ended June 30, 2021. Adjusted net income (a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2022, was $3.1 million, or $0.03 per diluted share, and $8.1 million, or $0.07 per diluted share. Adjusted net income excludes the effects of non-recurring, non-cash and/or other gain or loss items, including gains from the forgiveness of PPP loans. (See Reconciliation of Net Income (Loss) to non-GAAP adjusted Net Income (Loss), which is attached to and forms part of this press release).

Adjusted earnings before interest, taxes, depreciation, amortization, noncash stock and stock option expenses, acquisition, integration and restructuring expenses and gain on extinguishment of debt and other gains and losses (adjusted EBITDA, a non-GAAP financial measure) for the three and nine-month periods ended June 30, 2022 was $4.1 million and $11.5 million, up 34% and 32%, respectively, as compared with $3.1 million and $8.7 million for the three and nine-month periods ended June 30, 2021. (See Reconciliation of Net Income (Loss) to non-GAAP adjusted EBITDA, which is attached to and forms part of this press release).

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Free cash flow (a non-GAAP financial measure) comprised of net cash flow from operating activities, less capital expenditures was $3.4 million and $7.6 million for the three and nine-month periods ended June 30, 2022. The substantial improvement in free cash flow is mainly due to the elimination of the Company’s former high-cost debt following its recently completed financial restructuring. (See Reconciliation of Cash Flow from Operating Activities to non-GAAP Free Cash Flow, which is attached to and forms part of this press release).

During the nine-month period ended June 30, 2022 (and fiscal 2022 first quarter ended December 31, 2021) the Company received forgiveness from the U.S. Small Business Administration (“SBA”) of four remaining PPP loans and accrued interest to GEE Group Inc. and its BMCH, Inc., SNI Companies, Inc. and Triad Personnel Services, Inc. operating subsidiaries, in the aggregate amount of $16.8 million, resulting in recognition of corresponding gains on the extinguishment of debt. During the three and nine-month periods ended June 30, 2021, the PPP loan and accrued interest to Company-subsidiary, Access Data Consulting Corporation, Triad Logistics, Inc., Triad Personnel Services, Inc. and Scribe Solutions, Inc., plus accrued interest, in the aggregate amount of $2.2 million, was forgiven by the SBA.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “The Company’s financial results for the fiscal 2022 third quarter were strong, once again. This marks the fourth consecutive quarter of solid revenue growth, accompanied by strong margins and earnings performance in addition to generating substantial free cash flow. We expect to continue to deliver profitable growth and cash earnings from operations on a consistent basis. So far in fiscal 2022, we have generated $7.6 million in free cash flow. At June 30, 2022, we had cash on hand of $17.5 million, plus availability under our bank ABL facility of $14.3 million and zero long term debt. Our current and anticipated future operating performance coupled with our liquidity places the Company in a great position to take advantage of future opportunities and to navigate successfully through any economic challenges.

Mr. Dewan added, “We are now in the final quarter of our fiscal 2022 year. I am particularly proud of our outstanding, dedicated and hard-working employees and associates. They continue to meet the ever-increasing demand of our customers for highly skilled permanent and contract workers, by leveraging our core strengths of outstanding client service and innovation by assimilating flexible employee work arrangements and integrating state of the art technology and recruitment tools into our service delivery platforms. GEE Group client service professionals will continue to recruit and deploy the best talent to fulfill customers’ needs and have adapted to the “new normal” and the dynamic changes in the way our country works. We continue to see growing opportunities for the Company as the flexible, on-demand work force needs of corporate America remain strong. This labor environment bodes well for the Company and the staffing industry as a whole.”

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Additional Information to Consider in Conjunction with the Press Release

The aforementioned 2022 Third Quarter and Year to Date Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Forms 8-K and 8-K/A, Registration Statements and Amendments on Forms S-1 and S-3, and Information Statements on Schedules 14A and 14C, filed with the SEC, the discussion of financial results in this press release, and the information included herein regarding the use of non-GAAP financial measures and the related schedules attached hereto which reconcile the related items prescribed by accounting principles generally accepted in the United States (“GAAP”) to the non-GAAP financial information. These non-GAAP financial measures are not a substitute for the comparable measures prescribed by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of or refer to estimates, projected or pro forma financial information and certain assumptions that are considered forward looking statements, are predictive in nature and depend on future events, and any such predicted or projected financial or other results may not be realized nor are they guarantees of future performance. See “Forward-Looking Statements” below which incorporates “Risk Factors” related to the COVID-19 pandemic and other potential items which may possibly have a negative effect on the Company’s business.

Use of Non-GAAP Financial Measures

The Company discloses certain non-GAAP financial measures in this press release, including Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow. Management and the board of directors use and refer to these non-GAAP financial measures internally as a supplement to GAAP financial information for purposes of evaluating operating performance, financial planning purposes, establishing operational and budgetary goals, compensation plans, analysis of debt service capacity, capital expenditure planning and determining working capital needs; and also believe that these are useful financial measures used by investors.

Non-GAAP Adjusted Net Income (Loss) is defined as Net Income (Loss) adjusted for non-cash stock compensation expenses, acquisition, integration, restructuring and other non-recurring expenses, capital markets-related expenses, gains or losses on extinguishment of debt and noncash goodwill impairment charges. Non-GAAP EBITDA is defined as Net Income (Loss) before interest, taxes, depreciation and amortization. Non-GAAP Adjusted EBITDA is defined as EBITDA, adjusted for the same items as Adjusted Net Income (Loss). Non-GAAP Free Cash Flow is defined as Cash Flow from Operating Activities, less capital expenditures. Non-GAAP Adjusted Net Income (Loss), EBITDA, Adjusted EBITDA and Free Cash Flow are not terms defined by GAAP and, as a result, the Company’s measure of them might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally excluded or included, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above should be considered in addition to, and not as substitutes for, nor as being superior to Net Income (Loss) reported in the Consolidated Statements of Income, cash and cash flows reported in the Consolidated Statements of Cash Flows, or other measures of financial performance, as reflected on the Company’s consolidated financial statements prepared in accordance with U.S. GAAP included in Form 10-K and Form 10-Q for their respective periods filed with the SEC, which should be read and referred to in order to obtain a comprehensive and thorough understanding of the Company’s financial results.

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The reconciliations of Net Income (Loss) to non-GAAP Adjusted Net Income, Net Income (Loss) to EBITDA and Adjusted EBITDA, and Cash Flows from Operating Activities to Free Cash Flows referred to in the highlights or elsewhere in this press release are provided in the following schedules that also form a part of this press release.

Reconciliation of Net Income (Loss) to

Non-GAAP Adjusted Net Income (Loss)

Three Month Periods Ended June 30,

(In thousands)

	2022	2021
Net income (loss)	$2,633	$(937)
Non-cash stock compensation	169	231
Severance agreement	328	0
Gains on PPP loans forgiven	0	(1,957)
Acquisition, integration & restructuring	12	4,163
Non-GAAP adjusted net income	$3,142	$1,500

Reconciliation of Net Income (Loss) to

Non-GAAP Adjusted Net Income (Loss)

Nine Month Periods Ended June 30,

(In thousands)

	2022	2021
Net income (loss)	$20,388	$(2,987)
Non-cash stock compensation	468	835
Gains on PPP loans forgiven	(16,773)	(2,236)
Non-cash goodwill impairment charge	2,150	0
Settlement of legal matter	975	0
Severance agreement	838	0
Acquisition, integration & restructuring	58	4,356
Other losses (gains)	0	(36)
Non-GAAP adjusted net income (loss)	$8,104	$(68)

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Reconciliation of Net Income (Loss) to

Non-GAAP EBITDA and Adjusted EBITDA

Three Month Periods Ended June 30,

(In thousands)

	2022	2021
Net income (loss)	$2,633	$(937)
Interest expense	96	539
Income taxes	96	(29)
Depreciation	96	78
Amortization	720	1,015
Non-GAAP EBITDA	3,641	666
Non-cash stock compensation	169	231
Severance agreement	328	0
Gain on PPP loan forgiven	0	(1,957)
Acquisition, integration & restructuring	12	4,163
Non-GAAP adjusted EBITDA	$4,150	$3,103

Reconciliation of Net Income (Loss) to

Non-GAAP EBITDA and Adjusted EBITDA

Nine Month Periods Ended June 30,

(In thousands)

	2022	2021
Net income (loss)	$20,388	$(2,987)
Interest expense	301	5,759
Income taxes	59	(307)
Depreciation	276	228
Amortization	2,749	3,074
Non-GAAP EBITDA	23,773	5,767
Non-cash stock compensation	468	835
Gains on PPP loans forgiven	(16,773)	(2,236)
Non-cash goodwill impairment charge	2,150	0
Settlement of legal matter	975	0
Severance agreement	838	0
Acquisition, integration & restructuring	58	4,356
Other losses (gains)	0	(36)
Non-GAAP adjusted EBITDA	$11,489	$8,686

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Reconciliation of Net Cash from Operating Activities to

Non-GAAP Free Cash Flow

Three Month Periods Ended June 30,

(In thousands)

	2022	2021
Net cash provided by operating activities	$3,435	$(2,472)
Acquisition of property and equipment	(70)	(56)
Free Cash Flow	$3,365	$(2,528)

Reconciliation of Net Cash from Operating Activities to

Non-GAAP Free Cash Flow

Nine Month Periods Ended June 30,

(In thousands)

	2022	2021
Net cash provided by operating activities	$7,818	$(2,276)
Acquisition of property and equipment	(225)	(68)
Free Cash Flow	$7,593	$(2,344)

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GEE GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(In Thousands)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NET REVENUES:
Contract staffing services	$33,087	$32,539	$103,516	$94,850
Direct hire placement services	8,026	5,529	20,073	12,579
NET REVENUES	41,113	38,068	123,589	107,429

Cost of contract services	24,612	24,242	76,992	70,115
GROSS PROFIT	16,501	13,826	46,597	37,314

Selling, general and administrative expenses	12,860	11,113	37,447	29,779
Depreciation expense	96	78	276	228
Amortization of intangible assets	720	1,015	2,749	3,074
Goodwill impairment charge	-	-	2,150	-
INCOME FROM OPERATIONS	2,825	1,620	3,975	4,233
Gain (loss) on extinguishment of debt	-	(2,047)	16,773	(1,768)
Interest expense	(96)	(539)	(301)	(5,759)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	2,729	(966)	20,447	(3,294)
Provision for income tax expense (benefit)	96	(29)	59	(307)
NET INCOME (LOSS)	$2,633	$(937)	$20,388	$(2,987)

BASIC EARNINGS (LOSS) PER SHARE	$0.02	$(0.01)	$0.18	$(0.07)
DILUTED EARNINGS (LOSS) PER SHARE	$0.02	$(0.01)	$0.18	$(0.07)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	114,100	92,354	114,100	42,563
DILUTED	115,642	92,354	115,609	42,563

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GEE GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(In Thousands)

ASSETS	June 30, 2022	September 30, 2021
CURRENT ASSETS
Cash	$17,540	$9,947
Accounts receivable, less allowances ($774 and $286, respectively)	21,151	23,070
Prepaid expenses and other current assets	769	668
Total current assets	39,460	33,685
Property and equipment, net	1,034	765
Goodwill	61,293	63,443
Intangible assets, net	12,005	14,754
Right-of-use assets	3,168	3,920
Other long-term assets	831	1,022
TOTAL ASSETS	$117,791	$117,589

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,574	$2,257
Accrued compensation	5,921	6,413
Current Paycheck Protection Program loans	-	16,741
Current operating lease liabilities	1,462	1,681
Other current liabilities	2,982	4,065
Total current liabilities	12,939	31,157
Deferred taxes	522	591
Noncurrent operating lease liabilities	2,196	3,006
Other long-term liabilities	509	2,066
Total liabilities	16,166	36,820

Commitments and contingencies (Note 13)

SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding 114,100 shares at June 30, 2022 and September 30, 2021	111,884	111,416
Accumulated deficit	(10,259)	(30,647)
Total shareholders' equity	101,625	80,769
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$117,791	$117,589

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About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to possible future events and/or the Company’s future results (including results of business operations, certain projections, future financial condition, pro forma financial information, and business trends and prospects) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 and are subject to the “safe harbor” created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as “will”, “may,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “pro forma”, “estimates,” “aims,” “believes,” “hopes,” “potential,” “intends,” “suggests,” “appears,” “seeks,” or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company’s actual results could differ materially from those expressed or implied by such forward-looking statements. The international pandemic, the “Novel Coronavirus” (“COVID”-19), has been detrimental to and may continue to negatively impact and disrupt the Company’s business operations. The health outbreak has caused a significant negative effect on the global economy, employment in general including the lack of demand for the Company’s services which is exacerbated by government and client directed “quarantines”, “remote working”, “shut-downs” and “social distancing”. There is no assurance that conditions will not persist or worsen and further negatively impact GEE Group. Certain other factors that might cause the Company’s actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism, industrial accidents, or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants including the lack of liquidity to support business operations and the inability to refinance debt, failure to obtain necessary financing or the inability to access the capital markets and/or obtain alternative sources of capital; (vi) changes in the size and nature of the Company’s competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company’s failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company’s failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company’s failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company’s failure to recruit qualified candidates to place at customers for contract or full-time hire; (xiii) the adverse impact of geopolitical events, government mandates, natural disasters or health crises, force majeure occurrences, global pandemics such as the deadly “coronavirus” (COVID-19) or other harmful viral or non-viral rapidly spreading diseases and such other factors as set forth under the heading “Forward-Looking Statements” in the Company’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise, or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

904.512.7504

invest@geegroup.com

SOURCE: GEE Group Inc.

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